Exhibit 99.1
AGREEMENT
     This Agreement (the “Agreement”) is dated as of April 1, 2007 (the “Effective Date”), between Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and David Wilde, an individual (“Wilde”).
     WHEREAS, effective December 19, 2006 (the “Resignation Date”), Wilde resigned as President and Chief Operating Officer of the Company; and
     WHEREAS, Wilde and the Company previously agreed that from and after such Resignation Date through March 31, 2007 (the “Employment Termination Date”), Wilde shall remain an employee of the Company at the same base salary in effect for Wilde at December 31, 2006.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Bonus Payment. On or prior to the Employment Termination Date, Wilde shall be paid all remaining bonus payments in the aggregate amount of $150,000 due him in respect of his services as an employee through the Employment Termination Date.
     2. Acceleration of Options. Wilde’s options covering common stock of the Company that are due to vest on December 16, 2007 in the amount of 30,000 shares held by Wilde will be accelerated and vest as of the Effective Date, and all options of Wilde will remain exercisable for a period of ninety days after the Effective Date. Since Wilde is no longer an executive officer, the trading windows of the Company are no longer applicable and by entering into this Agreement Wilde certifies he is not in possession of material non-public information of the Company
     3. Non-Competition. In consideration of the Company’s providing to Wilde, in his capacity as an employee prior to the Effective Date, confidential information, trade secrets, goodwill and proprietary information and in further consideration for the Company’s payment of salary and bonus, and accelerated vesting of options Wilde agrees to the following:
     (a) Wilde acknowledges and confirms the following matters:
     (i) Wilde has been employed by the Company prior to the Effective Date, in a confidential relationship wherein Wilde, in the course of his relationship with the Company, has become aware of information as to the specific manner of doing business and the customers of the Company and its affiliates and future plans with respect thereto, all of which has been maintained at significant expense to the Company. This information is a trade secret and constitutes valuable goodwill and proprietary information of the Company.
     (ii) Wilde recognizes that the Company’s business is dependent upon its trade secrets, including secret processes, techniques, methods and data. The protection of these trade secrets is of critical importance to the Company. The

Company will sustain great loss and damage if, during the term of this Agreement, for whatever reason, Wilde should violate the provisions of this Agreement. Wilde acknowledges that such a violation would cause irreparable harm to the Company and that the Company would be entitled to injunctive relief to remedy such violation.
     (b) Wilde agrees not to directly or indirectly, without the prior express written consent of the Company:
     (i) engage, as a shareholder, owner, partner, employee, agent, joint venturer, or in a managerial, consulting or any other capacity, whether as an independent contractor, consultant or advisor, or as a sales representative in any business engaged in (a) air drilling or underbalanced drilling, casing and tubing services, or rental of oil and gas drill pipe for a period from the date hereof through March 31, 2008, and (b) horizontal or directional drilling services for a period from the date hereof through March 31 2010, within the United States (the “Territory”); provided, however, that Wilde may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), if such securities are listed on any national or registered securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 or in the event that Wilde’s new business of manufacturing drill bits is purchased by a company in the oilfield services business which has operations in the segments described in subsections (a) and (b) above, then it shall not be deemed to be a breach of this Section 3(b)(i) provided Wilde does not engage, participate or manage in the business segments described above.
     (ii) call upon any person who is, at that time, an employee of the Company in a managerial capacity within the Territory for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (except Bobby Bryan for which the Company has agreed that Wilde may solicit) for a period from the date hereof through March 31, 2009;
     (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling horizontal or directional drilling services within the Territory for a period from the date hereof through March 31, 2010;
     (iv) disclose the identity of the Company’s or its affiliates’ existing or proposed customers to any person or entity whatsoever, for any reason or purpose whatsoever.
     (c) Wilde agrees that this Section 3 is a material and substantial part of Wilde’s agreement with the Company.

     (d) Because the Company will sustain great loss and damage as a result of the breach by Wilde of the covenants in this Section 3, and because of the immediate and irreparable damage that would be caused to the Company by such a breach for which it would have no adequate remedy since monetary damages alone would not be an adequate remedy, Wilde agrees that, in the event of a breach by Wilde of the covenants in this Agreement, such covenants may be enforced by the Company by, without limitation, injunctions and restraining orders and other forms of equitable relief and specific performance, without the necessity of posting any bond in connection therewith.
     (e) It is agreed by the parties that the covenants in this Section 3 impose a reasonable restraint on Wilde in light of the activities and business of the Company and Wilde on the date of the execution of this Agreement and the future plans of the Company.
     4. Complete Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Wilde with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both the Company and Wilde.
     5. No Waiver; Remedies Cumulative. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.
     6. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Company’s successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of the Company hereunder.
     7. Notice. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

If to Wilde:	David Wilde
1223 Garden Brook
Sugar Land, Texas 77479

Copy to:	Bruce A. Coplen
Mason, Coplen & Banks, P.C.
7500 San Felipe, Suite 700
Houston, Texas 77063

If to the Company:	Allis-Chalmers Energy Inc.
5075 Westheimer
Houston, Texas 77056
Attention: Mr. Theodore F. Pound
Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three (3) business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 1.
     8. Severability; Headings. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.
     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
     10. Jurisdiction; Agent for Service of Process; Waiver. Any judicial proceeding brought against any of the parties to this Agreement or any dispute under or arising out of or in connection with this Agreement or any matter related hereto may be brought in either the United States District Court for the Southern District of Texas or any appropriate court in the State of Texas located in Harris County, Texas and, by execution and delivery of this Agreement, both of the parties to this Agreement accept the in personam jurisdiction of such courts, and any court having jurisdiction of appeals from such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. In light of the express intent of the parties to submit to the jurisdiction of such courts for the resolution of any and all disputes arising under this Agreement, the parties further hereby waive any and all affirmative statutory or equitable defenses they could or might otherwise be able to assert to contest the jurisdiction of such courts, or the inconvenience of the forum or otherwise. The parties waive all affirmative defenses and defensive motions predicated on the foregoing with full knowledge of their rights, if any, under those provisions. The parties further agree, that if for any reason the above courts located in the State of Texas decline jurisdiction or venue is deemed not proper as to such courts, the above provisions with regard to jurisdiction and venue shall not be exclusive, to the end that the parties may enforce the obligations set forth herein in other courts having jurisdiction thereof and as to which venue is proper.
(Signature page follows)

     IN WITNESS WHEREOF, the parties here hereunto set their hands as of the day and year first above written.

WILDE:

/s/ David Wilde

David Wilde

THE COMPANY:

Allis-Chalmers Energy Inc.

By:	/s/ Victor M. Perez

Name:	Victor M. Perez
Title:	Chief Financial Officer